UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2008, Applied Digital Solutions, Inc. d/b/a Digital Angel, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GT Acquisition Sub, Inc., a Minnesota corporation and a wholly-owned subsidiary of the Company, Geissler Technologies Corporation, a Minnesota corporation (“GTC”), Donald R. Brattain, Randall F. Holscher, Charles J. Holscher and Randolph K. Geissler, pursuant to which GTC merged with and into GT Acquisition Sub, Inc. with GT Acquisition Sub, Inc. continuing as the Company’s wholly-owned subsidiary (the “Merger”). Upon the closing of the Merger, the Company assigned its ownership of GT Acquisition Sub, Inc. to Digital Angel Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Digital Angel”), such that GT Acquisition Sub, Inc. become a wholly-owned subsidiary of Digital Angel. We refer to Brattain & Associates, LLC, the limited liability company under which Donald R. Brattain held shares of GTC, Randall F. Holscher, Charles J. Holscher and Randolph K. Geissler collectively as the Holders.

Under the terms of the Merger Agreement, upon the closing of the Merger, the Company was required to pay $6.0 million and an additional $0.2 million to the Holders either in cash, in shares of Company common stock, or the common stock of VeriChip Corporation, the Company majority-owned subsidiary (“VeriChip”), that the Company owns, or any combination thereof. Thus, on January 14, 2008, the Company issued 10,640,124 shares of its common stock valued at an aggregate of $6.2 million to the Holders. In addition, upon the satisfaction of criteria contained in an earn-out provision of the Merger Agreement, the Company is required to pay to the Holders $3.8 million, which may also be paid in cash, in shares of Company common stock or VeriChip common stock that the Company owns, or any combination thereof. Any consideration paid to the Holders is made pro rata based on the number of shares of GTC that the Holders owned when the Merger was completed. The Company is required to register for resale with the Securities and Exchange Commission the shares of Company common stock issued and that may be issued to the Holders.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

In connection with the Merger, Kallina Corporation and certain of its affiliates (“Kallina,” and together with its affiliates, the “Lenders”), the Company and Digital Angel’s lenders, required that GT Acquisition Sub, Inc., as the surviving company of the Merger, enter into Joinder Agreements with the Lenders. One of the Joinder Agreements provides that Digital Angel pledges the stock of GT Acquisition Sub, Inc. to Kallina and joins GT Acquisition Sub, Inc. as a party to the Security Agreement and IP Security Agreement, each dated August 31, 2007, entered into between Digital Angel, certain of its subsidiaries and Kallina. The other Joinder Agreement provides that GT Acquisition Sub, Inc. will become a guarantor under the Subsidiary Guaranty, dated August 31, 2007, entered into between the Company, certain of its subsidiaries and the Lenders and that the Stock Pledge Agreement, dated August 31, 2007, entered into between the Company, certain of its subsidiaries and the Lenders will be amended to include the stock of GT Acquisition Sub, Inc.

A copy of each of the Joinder Agreements is attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K. The description of certain terms of the Joinder Agreements set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Joinder Agreements.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Merger Agreement, on January 14, 2008, the Company issued 10,640,124 shares of its common stock valued at an aggregate of $6.2 million to the Holders. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

In addition, the Company may be required to pay an additional $3.8 million to the Holders under an earn-out provision in the Merger Agreement, which may be paid in shares of Company common stock. If issued, these securities will be issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 11, 2008, Barry M. Edelstein resigned as a member of the Board of Directors of the Company. Effective January 11, 2008, Mr. Edelstein joined the Board of our majority-owned subsidiary, VeriChip Corporation.

In connection with the Merger, on January 15, 2008, Randolph K. Geissler became the President of the Animal Applications Division of Digital Angel. On January 15, 2008, Digital Angel entered into an employment letter agreement with Mr. Geissler, which has a term of eighteen months and provides that he will receive an annual base salary of $275,000 and will be eligible for an annualized incentive award opportunity payable up to a maximum of 30% of his annual base salary based on performance metrics, goals and bonus amounts. The employment letter agreement also contains a non-competition provision which prevents Mr. Geissler from directly competing with the products and services under development or offered by the Animal Applications Division during the term of the employment letter agreement and for a period of thirty months thereafter.

A copy of the employment letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The description of certain terms of the employment letter agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the employment letter agreement.

Randolph K. Geissler, age 47, was appointed as the President of Digital Angel’s Animal Applications Division on January 15, 2008. Prior to that appointment, from 2003 to 2008, he was the Principal of Brookwood Technology Holdings Company where he specialized in investing and managing companies involved in veterinary science, artificial antibodies, and active game hardware and software technology. Mr. Geissler served as Chief Executive Officer and President of Digital Angel from 2000 until 2003. Prior to joining Digital Angel in 2000, Mr. Geissler served as Chief Executive Officer of Destron Fearing Corporation (NASDAQ: DFCO), a company that he founded in 1993 via the merger of his private company, Fearing Manufacturing Co., Inc. with Destron/IDI, Inc., which company was later acquired and is still held by Digital Angel. Mr. Geissler received his Bachelor of Science degree in Veterinary Animal Science from the University of Wisconsin-River Falls in 1982.

Mr. Geissler is a party to the Merger Agreement, as is more fully discussed in Item 1.01 above. In addition, on August 8, 2007, Mr. Geissler entered into a consulting agreement with VeriChip pursuant to which Mr. Geissler agreed to provide consulting work with respect to identifying, contacting and introducing strategic partners to VeriChip, identifying potential merger and/or acquisition opportunities for VeriChip to consider and participating on a committee established for the development of certain products (the “Services”). Under the terms of the consulting agreement, Mr. Geissler received 107,000 shares of VeriChip’s common stock and will be reimbursed for all actual reasonable and necessary expenses, which are directly related to the Services, provided that VeriChip grants prior approval of any expenditure. The term of the consulting agreement is for one year. The consulting agreement is filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2007. There are no other related party transactions, as provided for in Item 404(a) of Regulation S-K, involving Mr. Geissler and the Company or its affiliates.

Item 8.01 Other Events.

On January 15, 2008, the Company issued press release announcing that the Merger was completed. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated January 14, 2008, among Applied Digital Solutions, Inc., Geissler Technologies Corporation, GT Acquisition Sub, Inc., and the individuals named therein.

10.1	Joinder Agreement, dated January 14, 2008, among GT Acquisition Sub, Inc. and Kallina Corporation

10.2	Joinder Agreement, dated January 14, 2008, among GT Acquisition Sub, Inc., Kallina Corporation and certain of its affiliates

10.3	Employment Letter Agreement, dated January 15, 2008, between Digital Angel Corporation and Randolph K. Geissler

99.1   Press Release of Applied Digital Solutions, Inc., dated January 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

Date: January 17, 2008

By: /s/ Lorraine M. Breece
       Name: Lorraine M. Breece
       Title:   Senior Vice President and
                  Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated January 14, 2008, among Applied Digital Solutions, Inc., Geissler Technologies Corporation, GT Acquisition Sub, Inc., and the individuals named therein.

10.1	Joinder Agreement, dated January 14, 2008, among GT Acquisition Sub, Inc. and Kallina Corporation

10.2	Joinder Agreement, dated January 14, 2008, among GT Acquisition Sub, Inc., Kallina Corporation and certain of its affiliates

10.3	Employment Letter Agreement, dated January 15, 2008, between Digital Angel Corporation and Randolph K. Geissler

99.1	Press Release of Applied Digital Solutions, Inc., dated January 15, 2008